                                                                      EXHIBIT 13

                                                  JORDAN AMERICAN HOLDINGS, INC.
                                            Investment Managament (NASDAQ: JAHI)

                                January 2, 1997

Ronald A. Stiller, President
IMPACT Management Investment Trust
1875 Ski Time Square Drive, Suite One
Steamboat Springs, CO 80487

     Re: Initial Investment in IMPACT Management Investment Trust

Dear Mr. Stiller:

     This letter is to confirm the intent of Jordan American Holdings, Inc. to make the initial investment of $100,000.00 in IMPACT Management Growth Portfolio, a portfolio of IMPACT Management Investment Trust. Such investment shall be made upon receipt of notice from the Trust that it is ready to accept same.

                                    Very truly yours,

                                    /s/ W. Neal Jordan

                                    W. Neal Jordan




             EQUITY ASSETS MANAGEMENT * MANAGEMENT SECURITIES, INC.

      1875 SKI TIME SQUARE DRIVE * SUITE ONE * STEAMBOAT SPRINGS, CO 80487
                 970-879-1189 * 800-879-1189 * FAX 970-879-1272